                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           PRIME HOSPITALITY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004

                                                                  April 13, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Prime Hospitality Corp. (the "Company") to be held on May 13, 1998, at 10:00 a.m., at the Crowne Plaza, 650 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. This year we are asking you to elect two Class III Directors of the Company to serve until the 2001 Annual Meeting of Stockholders, to approve an amendment to the 1995 Employee Stock Option Plan, to approve an amendment to the 1995 Non-Employee Director Stock Option Plan and to ratify the Board of Directors' selection of independent auditors for the year ending December 31, 1998. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE TWO NOMINEES AND THE PROPOSALS.

     At the Annual Meeting, the Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments. The Board of Directors appreciates and encourages stockholder participation.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and promptly return the enclosed proxy in the enclosed postage prepaid envelope in order to make certain that your shares will be represented at the Annual Meeting.

     Thank you for your cooperation.

                                          Sincerely,

                                        /s/ David A. Simon
                                          DAVID A. SIMON
                                          Chairman of the Board of Directors

                            PRIME HOSPITALITY CORP.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1998

                               ------------------

To the Stockholders of
  Prime Hospitality Corp.:

     The Annual Meeting of Stockholders of Prime Hospitality Corp. (the "Company") will be held on May 13, 1998 at 10:00 a.m., at the Crowne Plaza, 650 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 for the following purposes:

          1. To elect two Class III Directors of the Company to serve until the 2001 Annual Meeting of Stockholders;

          2. To approve an amendment to the 1995 Employee Stock Option Plan;

          3. To approve an amendment to the 1995 Non-Employee Director Stock Option Plan;

          4. To ratify the Board of Directors' selection of Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1998 and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on March 16, 1998 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting. If you do not expect to be present, please promptly complete, sign and date the enclosed proxy and mail it in the enclosed postage prepaid envelope. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

     The Company's Proxy Statement is submitted herewith. The Board of Directors recommends that you vote FOR the two Nominees and FOR Items 2, 3 and 4.

     The Company's Annual Report for the fiscal year ended December 31, 1997, including financial statements, is also enclosed.

                                          By Order of the Board of Directors,

                                    /s/ Joseph Bernadino

                                          JOSEPH BERNADINO
                                          Secretary

Fairfield, New Jersey
April 13, 1998

                            YOUR VOTE IS IMPORTANT.

     YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                            PRIME HOSPITALITY CORP.
                               700 ROUTE 46 EAST
                          FAIRFIELD, NEW JERSEY 07004

                               ------------------

                                PROXY STATEMENT

                               ------------------

                                                                  April 13, 1998

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Prime Hospitality Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 13, 1998 at 10:00 a.m. at the Crowne Plaza, 650 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 or any adjournments thereof (the "Annual Meeting"). This Proxy Statement is being sent to all holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 16, 1998 (the "Record Date"). Only stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. Stockholders may revoke the authority granted by their execution of proxies at any time prior to their use by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Solicitation of proxies will be made principally through the mails, but additional solicitation may be made by telephone or telegram by the officers or regular employees of the Company without additional compensation. The Company has retained Continental Stock Transfer and Trust Company to assist with the solicitation at an estimated fee of $6,000 plus reimbursement of out-of-pocket expenses. The Company may also enlist the aid of brokerage houses in soliciting proxies. The Company will reimburse bank, broker and other custodians, nominees and fiduciaries for their costs in sending the proxy material to the beneficial owners of the Common Stock. The expenses of preparing, printing, mailing and soliciting will be paid by the Company. This proxy statement, together with the Company's Annual Report for the fiscal year ended December 31, 1997, are being mailed to stockholders on or about April 13, 1998.

     As of the Record Date, there were 46,753,899 issued and outstanding shares of Common Stock.

     THE INTENTION OF THE PERSONS NAMED IN THE PROXY, UNLESS OTHERWISE SPECIFICALLY INSTRUCTED IN THE PROXY, IS TO VOTE ALL PROXIES RECEIVED BY THEM
(1) FOR THE ELECTION OF THE TWO NOMINEES NAMED HEREIN TO SERVE AS DIRECTORS FOR THE TERMS SPECIFIED HEREIN AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED,
(2) FOR APPROVAL OF THE AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN, (3) FOR APPROVAL OF THE AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND (4) FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. All shares represented by proxy at the Annual Meeting will be voted. If a stockholder specifies a choice as to the matters to be acted upon, the shares will be voted in accordance with the specification.

     In the event that a quorum is present at the Annual Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote FOR any proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any adjournment. A stockholder vote may be taken on one or more of the proposals in the Proxy Statement prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. A quorum of stockholders is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Common Stock of the Company entitled to vote at the Annual Meeting. Brokers that do not receive instructions from the beneficial owner or other persons entitled to vote shares are entitled, under the rules of the New York Stock Exchange, to vote for the election of Directors and on each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual Meeting, broker "non-votes" will be treated as shares that are not present. Abstentions will be treated as shares that are present and as votes cast against a particular proposal.

                         ITEM 1.  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms in accordance with the Company's Restated Certificate of Incorporation. The number of the full Board of Directors is seven and Directors were initially elected on July 31, 1992. Class I Directors were elected at the Annual Meeting held on May 13, 1996. Class II Directors were elected at the Annual Meeting held on May 12, 1997 and Class III Directors were elected at the Annual Meeting held on May 16, 1995.

     Election for two Class III directors will be held at the Annual Meeting. Howard M. Lorber and A. F. Petrocelli have been nominated for election as Class III directors. The two nominees are presently Directors. Mr. Lorber, presently a Class II director, will stand for election as a Class III director in place of Allen J. Ostroff who resigned from the Board of Directors effective March 30, 1998. The Board of Directors determined that Mr. Lorber should stand for election as a Class III director in order to apportion the several classes of directors as equally as possible, as required by the Company's Certificate of Incorporation. The Board of Directors anticipates filling the Class II vacancy resulting from Mr. Lorber's designation as a Class III director promptly in accordance with the Company's By-Laws. The persons named in the accompanying proxy will vote all shares for which they have received proxies for the election of Howard M. Lorber and A. F. Petrocelli as Class III Directors, unless authority to do so is withheld.

     Approval of the nominees requires the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote thereon.

     In the event that any of the nominees should become unable or unwilling to serve as a Director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a Director.

NOMINEES TO SERVE AS CLASS III DIRECTORS UNTIL THE 2001 ANNUAL MEETING OF STOCKHOLDERS

Howard M. Lorber.....................  Howard M. Lorber, age 49, has been a Director and a member of the Compensation and Audit Committee since 1994. Mr.
                                       Lorber is Chairman of the Board of Directors of Nathan's
                                       Famous, Inc. and Hallman & Lorber, Inc., and a director of
                                       New Valley Corporation and United Capital Corp. Mr. Lorber
                                       has been Chief Executive Officer of Hallman & Lorber, Inc.
                                       for more than the past five years, President and Chief
                                       Operating Officer of New Valley Corporation since 1994, and
                                       Chief Executive Officer of Nathan's Famous, Inc. since 1987.

A. F. Petrocelli.....................  A. F. Petrocelli, age 54, has been a Director since 1992 and a member of the Compensation and Audit Committee since 1993.
                                       Mr. Petrocelli has been the Chairman of the Board of
                                       Directors and Chief Executive Officer of United Capital
                                       Corp. for more than the past five years. He is also a
                                       director of Nathan's Famous, Inc., Boyar Value Fund, Inc.
                                       and Philips International Realty Corp.

CLASS I DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

David A. Simon.......................  David A. Simon, age 45, has been President, Chief Executive
                                       Officer and a Director since 1992 and Chairman of the Board of Directors of the Company since 1993.

John M. Elwood.......................  John M. Elwood, age 43, has been a Director and Executive
                                       Vice President of the Company since 1992 and Chief Financial
                                       Officer since 1993.

CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

Herbert Lust, II.....................  Herbert Lust, II, age 71, has been a Director since 1992 and
                                       Chairman of the Compensation and Audit Committee of the
                                       Company since 1993. Mr. Lust has been a private investor and
                                       President of Private Water Supply Inc. for more than the
                                       past five years. Mr. Lust is a director of BRT Realty Trust.

Jack H. Nusbaum......................  Jack H. Nusbaum, age 57, has been a Director since 1994. Mr.
                                       Nusbaum is Chairman of the New York law firm of Willkie Farr
                                       & Gallagher where he has been a partner for more than the
                                       past twenty-five years. He also is a director of Pioneer
                                       Companies, Inc., W.R. Berkley Corporation, Strategic
                                       Distributions, Inc., The Topps Company, Inc. and Fine Host
                                       Corporation.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTORS.

BOARD OF DIRECTORS COMPENSATION AND BENEFITS

     Directors who are employees of the Company do not receive additional compensation for serving on the Board of Directors. Non-employee Directors receive $30,000 annually. In addition, each non-employee Director receives $1,500 for each Board of Directors meeting attended, $1,500 for each committee meeting attended and $500 for each telephonic meeting if such meeting extends beyond a period of 15 minutes. The Chairman of the Compensation and Audit Committee receives an additional $20,000 annually. The Directors' remuneration is paid quarterly. All Directors are reimbursed for their expenses.

     In addition, on the date of the Company's Annual Meeting of Stockholders, each non-employee Director receives an automatic grant of options to purchase 10,000 shares of the Company's Common Stock in accordance with the Company's 1995 Non-Employee Director Stock Option Plan. The options vest one year from the date of grant at an option price equal to the mean price of a share of the Company's Common Stock on the New York Stock Exchange for the trading day immediately prior to the date of grant.

     The Board of Directors held nine meetings during 1997. All members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

COMPENSATION AND AUDIT COMMITTEE

     The Compensation and Audit Committee presently consists of three non-employee Directors: Messrs. Lust (Chairman), Petrocelli and Lorber. Mr. Allen J. Ostroff served on the Compensation and Audit Committee until his resignation from the Board of Directors effective March 30, 1998. During 1997, the Committee held one meeting.

     As part of its audit oversight, the Committee meets with representatives of the Company's independent auditors and with representatives of senior management. In addition, the Committee reviews the plans and results of the independent auditors, the scope and results of the Company's internal auditing and procedures and systems of internal accounting and financial control.

     As part of its compensation oversight, the Committee administers the Company's 1992 Stock Option Plan and the 1995 Employee Stock Option Plan and in this capacity grants options to the Company's employees and officers. In addition, the Committee makes recommendations to the Board of Directors regarding compensation and approves the compensation paid to the Company's Chief Executive Officer, other executive officers and other employees. The Committee also administers the Company's 1995 Non-Employee Director Stock Option Plan which provides for stock option grants to each non-employee Director.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below are the names, ages and positions of the executive officers of the Company:

                NAME                   AGE                           POSITION
                ----                   ---                           --------
David A. Simon.......................  45    President, Chief Executive Officer and Chairman of the
                                             Board of Directors
John M. Elwood.......................  43    Executive Vice President, Chief Financial Officer and
                                             Director
Paul H. Hower........................  63    Executive Vice President
Denis W. Driscoll....................  53    Senior Vice President/Human Resources
John H. Leavitt......................  45    Senior Vice President/Sales and Marketing
Joseph Bernadino.....................  51    Senior Vice President, Secretary and General Counsel
John C. Kratzer......................  35    Senior Vice President/Development
Terry P. O'Leary.....................  42    Senior Vice President/Franchise Sales & Development
Richard T. Szymanski.................  40    Vice President and Corporate Controller
Douglas W. Vicari....................  38    Vice President and Treasurer

     The following is a biographical summary of the experience of the executive officers of the Company, other than Mr. Simon and Mr. Elwood who are described above.

     Paul H. Hower has been an Executive Vice President of the Company since June 1993. Mr. Hower was President of Integrity Hospitality Services prior to June 1993.

     Denis W. Driscoll has been a Senior Vice President of the Company since June 1993. Mr. Driscoll was President of Driscoll Associates, a human resources consulting organization, prior to June 1993.

     John H. Leavitt has been a Senior Vice President of the Company since 1993.

     Joseph Bernadino has been Senior Vice President, Secretary and General Counsel of the Company since February 1993.

     John C. Kratzer has been a Senior Vice President of the Company since December 1997. Mr. Kratzer was a partner in Benton Resources, an affiliate of Trammell Crow Company, from 1993 to February 1996, and Chief Operating Officer of Homegate Hospitality, Inc. from March 1996 to November 1997. Mr. Kratzer is a director of Itec Steel, Inc.

     Terry P. O'Leary has been a Senior Vice President of the Company since 1998 and was Vice President of Food and Beverage since 1995. Mr. O'Leary was an area manager and corporate director with B.F. Saul Real Estate Investment Trust. from 1993 to 1995.

     Richard T. Szymanski has been a Vice President and Corporate Controller of the Company since 1993.

     Douglas W. Vicari has been a Vice President and Treasurer of the Company since 1993.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Common Stock as of March 16, 1998 for all executive officers, all Directors, all nominees to the Board of Directors, and all directors and executive officers as a group.

                                                              AMOUNT AND NATURE    PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                OF OWNERSHIP        CLASS(P)
            ------------------------------------              -----------------    ----------
David A. Simon(a)...........................................       408,855            *
John M. Elwood(b)...........................................       336,620            *
Herbert Lust, II(c).........................................        98,151            *
A. F. Petrocelli(d).........................................        83,276            *
Allen J. Ostroff(e).........................................        78,000            *
Jack H. Nusbaum(f)..........................................        85,000            *
Howard M. Lorber(g).........................................        75,000            *
Paul H. Hower(h)............................................        72,966            *
Denis W. Driscoll(i)........................................        40,380            *
Joseph Bernadino(j).........................................        35,533            *
John H. Leavitt(k)..........................................        26,436            *
Richard T. Szymanski(l).....................................        29,000            *
Douglas W. Vicari(m)........................................        30,000            *
Terry P. O'Leary(n).........................................         6,666            *
John C. Kratzer(o)..........................................       202,390            *
All directors and executive officers as a group (15                                 3.55  %*
  persons)(p)...............................................

---------------
  *  Less than 1.0%.

(a) Includes 257,197 owned by David A. Simon, 50,000 shares owned by a limited partnership in which he is general partner and his children are limited partners, 613 shares owned by his wife, and 1,046 shares held by Mr. Simon as custodian for his children. Mr. Simon disclaims beneficial ownership of the shares owned by his wife, owned by the limited partnership, and held by Mr. Simon as custodian for his children. Also includes options to purchase 99,999 shares with an exercise price of $9.75 per share as to 66,666 shares, and $18.00 per share as to 33,333 shares.

(b) Includes 49,500 shares. Also includes warrants to purchase 12,122 shares with an exercise price of $2.71 per share, options to purchase 274,998 shares with an exercise price of $3.81 per share as to 20,000 shares, $3.20 per share as to 45,000 shares, $7.38 per share as to 50,000 shares, $9.25 per share as to 80,000 shares, $15.13 per share as to 53,332 shares, and $17.88 per share as to 26,666 shares.

(c) Includes 45,000 shares owned by Herbert Lust, and 23,151 shares held by a trust under which Mr. Lust and his wife are co-trustees and beneficiaries. Also includes options held by Mr. Lust to purchase 30,000 shares with an exercise price of $9.31 per share as to 10,000 shares, $15.06 per share as to 10,000 shares and $18.06 per share as to 10,000 shares.

(d) Includes 45,000 shares owned by Mr. Petrocelli and 8,276 shares owned by United Capital Corp. of which A. F. Petrocelli is Chairman of the Board of Directors and Chief Executive Officer. Also includes options held by Mr. Petrocelli to purchase 30,000 shares at an exercise price of $9.31 per share as to 10,000 shares, $15.06 per share as to 10,000 shares, and $18.06 as to 10,000 shares.

(e) Includes 3,000 shares. Also includes options to purchase 75,000 shares with an exercise price of $3.20 per share as to 45,000 shares, $9.31 per share as to 10,000 shares, $15.06 per share as to 10,000 shares and $18.06 as to 10,000 shares.

(f) Includes 10,000 shares. Also includes options to purchase 75,000 shares with an exercise price of $7.25 per share as to 15,000 shares, $9.31 per share as to 10,000 shares, $9.50 per share as to 30,000 shares, $15.06 per share as to 10,000 shares and $18.06 as to 10,000 shares.

(g) Includes options to purchase 75,000 shares with an exercise price of $7.25 per share as to 15,000 shares, $9.31 per share as to 10,000 shares, $9.50 per share as to 30,000 shares, $15.06 per share as to 10,000 shares and $18.06 as to 10,000 shares.

(h) Includes 2,000 shares owned by Paul H. Hower and 300 shares owned by his wife. Also includes options to purchase 70,666 shares with an exercise price of $4.00 per share as to 20,000 shares, $7.63 per share as to 15,000 shares, $9.63 per share as to 24,000 shares and $16.63 per share as to 11,666 shares.

(i) Includes 6,483 shares owned by Denis W. Driscoll, 200 shares held by Mr. Driscoll as custodian for his children and 100 shares held as custodian for his grandchild. Also includes warrants to purchase 64 shares with an exercise price of $2.71 per share and options to purchase 33,833 shares with an exercise price of $3.63 per share as to 8,000 shares, $7.63 per share as to 8,000 shares, $9.63 per share as to 12,000 shares and $16.63 as to 5,833 shares.

(j) Includes 4,700 shares. Also includes options to purchase 30,833 shares with an exercise price of $7.63 per share as to 8,000 shares, $9.63 per share as to 12,000 shares, $9.88 per share as to 5,000 shares and $16,625 as to 5,833 shares.

(k) Includes 518 shares. Also includes warrants to purchase 85 shares with an exercise price of $2.71 per share and options to purchase 26,436 shares with an exercise price of $7.63 per share as to 8,000 shares, $9.63 per share as to 12,000 shares and $16.63 per share as to 5,833 shares.

(l) Includes options to purchase 29,000 shares with an exercise price of $3.63 per share as to 5,000 shares, $7.63 per share as to 7,000 shares, $9.63 per share as to 8,000 shares, $9.88 per share as to 5,000 shares and $16.63 per share as to 4,000 shares.

(m) Includes options to purchase 30,000 shares with an exercise price of $3.63 per share as to 5,000 shares, $7.63 per share as to 7,000 shares, $9.63 per share as to 8,000 shares, $9.88 per share as to 5,000 shares and $16.63 per share as to 5,000 shares.

(n) Includes options to purchase 6,666 shares with an exercise price of $9.63 per share as to 2,666 shares and $16.63 per share as to 4,000 shares.

(o) Includes 139,383 shares. Also includes options to purchase 63,007 shares with an exercise price of $13.78 per share as to 6,073 shares and $18.94 per share as to 56,934 shares.

(p) The Directors and the executive officers each owns less than 1 percent of the outstanding Common Stock and collectively own approximately 3.55 percent of the outstanding Common Stock as a group. Percentages were based on 46,753,899 shares outstanding as of March 16, 1998.

PRINCIPAL HOLDERS OF SECURITIES

     The following entities were known to the Company to be the beneficial holders of more than 5% of the Common Stock as of March 16, 1998.

                                                                                   PERCENT
                                                              AMOUNT AND NATURE    OF CLASS
                                                              -----------------    --------
Putnam Investments, Inc. (a)................................      4,476,584         9.57%
  One Post Office Square
  Boston, Massachusetts 02109
FMR Corp. (b)...............................................      3,934,700         8.42%
  82 Devonshire Street
  Boston, Massachusetts 02109
Denver Investment Advisors LLC (c)..........................      3,232,935         6.91%
  1225 17th Street, 26th Floor
  Denver, Colorado 80202
Neuberger & Berman, LLC (d).................................      2,695,984         5.77%
  605 Third Avenue
  New York, New York 10158-3698
Pilgrim Baxter & Associates, Ltd. (e).......................      2,560,800         5.48%
  11255 Drummers Lane, Suite 300
  Wayne, Pennsylvania 19087

---------------
(a) Putnam Investments, Inc. filed a Schedule 13G, dated January 16, 1998 with the Securities and Exchange Commission (the "SEC") reporting ownership of 4,476,584 shares of Common Stock, with shared voting power with respect to 106,684 shares and shared dispositive power with respect to 4,476,584 shares. Inclusive in these shares are 4,298,700 held by Putnam Investment Management, Inc., a subsidiary of Putnam Investments, Inc., in which that subsidiary has shared dispositive power with respect to 4,298,700 shares and 177,884 shares held by The Putnam Advisory Company, Inc., a subsidiary of Putnam Investments, Inc., in which that subsidiary has shared voting power with respect to 106,684 shares and shared dispositive power with respect to 177,884 shares.

(b) FMR Corp. filed a Schedule 13G, dated February 14, 1998 with the SEC reporting ownership of 3,934,700 shares of Common Stock, with sole dispositive power with respect to 3,934,700 shares.

(c) Denver Investment Advisors LLC filed a Schedule 13G, dated February 11, 1998 with the SEC reporting ownership of 3,232,935 shares of Common Stock, with sole voting power with respect to 2,201,835 and sole dispositive power with respect to 3,232,935 shares.

(d) Neuberger & Berman, LLC filed a Schedule 13G, dated February 11, 1998 with the SEC reporting ownership of 2,695,984 shares of Common Stock, with sole voting power with respect to 1,677,684 shares, shared voting power with respect to 579,500, and with shared dispositive power with respect to 2,695,984 shares.

(e) Pilgrim Baxter & Associates, Ltd. filed a Schedule 13G, dated January 20, 1998 with the SEC reporting ownership of 3,223,700 shares of Common Stock, with sole voting power with respect to 3,104,600, shared voting power with respect to 3,232,700 and sole dispositive power with respect to 3,232,700 shares.

             ITEM 2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1995
                           EMPLOYEE STOCK OPTION PLAN

     On February 20, 1998, the Board of Directors amended the Prime Hospitality Corp. 1995 Employee Stock Option Plan (the "Employee Plan") (as amended, the "Amended Employee Plan"), subject to stockholder approval, in order to (i) increase the number of shares of Common Stock that may be issued pursuant to the exercise of options to purchase Common Stock ("Options"), and (ii) increase the total number of shares of Common Stock with respect to which Options may be granted to any one individual during any calendar year.

     The Company is seeking stockholder approval of the Amended Employee Plan in order to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the requirements of the New York Stock Exchange. The following summary of the Amended Employee Plan is qualified in its entirety by express reference to the text of the Amended Employee Plan as filed with the SEC. Under the Amended Employee Plan, Options may be granted which are qualified as "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and Options which are not so qualified ("NQSOs").

PURPOSE AND ELIGIBILITY

     The primary purpose of the Amended Employee Plan is to attract and retain the best available personnel for positions of substantial responsibilities with the Company and any of its subsidiaries and to provide an additional incentive to such employees to exert their maximum efforts toward the success of the Company and its subsidiaries. All officers and key employees of the Company and its subsidiaries are eligible to be granted Options under and participate in the Amended Employee Plan. The approximate number of officers and key employees eligible to participate in the Amended Employee Plan is 200.

ADMINISTRATION

     The Amended Employee Plan is administered by the Committee appointed by the Board of Directors from among its members, which consists of at least two members thereof, each of whom is both a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act ("Rule 16b-3") and an "outside director" within the meaning of Section 162(m) of the Code. The Committee, in its sole discretion, determines which eligible employees are to receive grants of Options pursuant to the Amended Employee Plan ("Participants"). In addition, the Committee determines the terms of all Options granted thereunder (subject to the requirements of the Code for ISOs) including the exercise price for an Option, the time or times at which Options will be granted, become exercisable and forfeitable, and the number of shares covered by an Option. The Committee interprets the Amended Employee Plan and makes all other determinations deemed advisable for the administration of the Amended Employee Plan. The Committee may, in its discretion, provide for the accelerated vesting and exercisability of Options, upon the occurrence of such events as it deems appropriate.

SHARES SUBJECT TO THE AMENDED EMPLOYEE PLAN

     The Employee Plan allows for the grant of an aggregate of 3,095,000 shares of Common Stock. The Amended Employee Plan proposes to increase the total number of shares of Common Stock which may be issued thereunder by 1,800,000, an increase which, as a result, the total number of shares of Common Stock which can be granted under the Amended Employee Plan is 5,095,000 in the aggregate, subject to equitable adjustment in the event of certain corporate transactions, as set forth below.

TERMS AND CONDITIONS OF OPTIONS

     The terms and conditions of Options granted under the Amended Employee Plan will be set out in option agreements between the Company and Participants which will contain such provisions as the Committee from time to time deems appropriate. The terms of each Option granted under the Amended Employee Plan will be determined by the Committee and be consistent with the terms of the Amended Employee Plan. The exercise price for any Option will be determined by the Committee, but will not be less than the fair market value of the Common Stock on the date of grant, and no Option will be exercisable after the expiration of ten years from the date of its grant. Under the Employee Plan, no Participant may be granted Options to purchase more than 100,000 shares of Common Stock in any one calendar year. The Amended Employee Plan proposes to increase the total number of shares of Common Stock, with respect to Options, that can be granted to any individual during any calendar year to 300,000.

SPECIAL CONDITIONS APPLICABLE TO ISOS

     No ISO can be granted under the Amended Employee Plan after February 20, 2008. ISOs may not be granted under the Employee Plan to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its subsidiary corporations, or any parent corporation of the Company. If the fair market value of the Common Stock with respect to which ISOs are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its parent corporations and any subsidiary corporations) exceeds $100,000, such ISOs will be treated, to the extent of such excess, as NQSOs.

PAYMENT UPON EXERCISE

     Payment in full for the number of shares of Common Stock purchased pursuant to the exercise of any Option must be made to the Company at the time of such exercise. Payment for such shares may be made (as determined by the Committee)
(i) in cash, (ii) by certified check or bank cashiers check, (iii) by promissory note, (iv) by delivery to the Company of shares of Common Stock, (v) by irrevocable instructions to a broker to deliver to the Company an amount of sale or loan proceeds, or (vi) any combination thereof; provided, however, that the Company will have the right to deduct from the Common Stock to be delivered upon exercise a number of shares of Common Stock, valued at its fair market value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Options, or, the optionee or other person receiving such Common Stock may be required to pay to the Company, prior to delivery of such Common Stock, the amount of such taxes which the Company is required to withhold, if any, with respect to such Common Stock.

ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     If any change is made to the shares of Common Stock by reason of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, split-up, combination of shares, exchange of shares, or otherwise, appropriate adjustments will be made by the Committee to the number of shares of Common Stock available under the Amended Employee Plan, number of shares and price per share of Common Stock subject to each outstanding Option and the maximum number of shares available for grant to any Participant in any one year. In the event the Company is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company are sold, optionees will be entitled to receive upon exercise of their Options the same number and kind of shares, property, cash or otherwise as shareholders would be entitled to receive upon such transaction.

MARKET VALUE

     On April 3, 1998, the closing price for the Common Stock on the New York Stock Exchange was $19.75.

TRANSFERABILITY OF OPTIONS

     No grant of Options, or any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution and during the lifetime of an optionee, Options are exercisable only by the optionee or his legal representative.

TERMINATION OR AMENDMENT

     The Board of Directors may terminate or amend the Amended Employee Plan at any time; provided that, without shareholder approval, no such action will (i) increase the maximum number of shares for which Options may be granted under the Amended Employee Plan or increase the total number of shares for which Options may be granted to any optionee in any calendar year under the Amended Employee Plan, (ii) change the class of persons eligible to become Participants, (iii) change the period during which any Option could be granted or remain outstanding or the date on which the Amended Employee Plan will terminate, (iv) change the price at which Options are granted, or (v) materially increase the benefits that accrue to optionees under the Amended Employee Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions under the Amended Employee Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     ISOs. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (1) upon sale of such shares, any amount realized in excess of the Option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the optionee's employer for federal income tax purposes.

     If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares, and (2) the optionee's employer will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any deduction by the employer.

     Subject to certain exceptions for disability or death, the exercise of the Option will generally be taxed as the exercise of a NQSO, if an ISO is exercised more than three months following termination of employment.

     For purposes of determining whether an optionee is subject to any alternative minimum tax liability, an optionee who exercises an ISO generally would be required to increase his or her alternative minimum taxable income, and compute the tax basis in the stock so acquired, in the same manner as if the optionee had exercised an NQSO. Each optionee is potentially subject to the alternative minimum tax. In substance, a taxpayer is required to pay the higher of his/her alternative minimum tax liability or his/her "regular" income tax liability. As a result, a taxpayer has to determine his/her potential liability under the alternative minimum tax.

     NQSOs. With respect to NQSOs: (1) no income is realized by the optionee at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the optionee's employer is generally entitled to a tax deduction in the same amount, subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     SPECIAL RULES APPLICABLE TO CORPORATE INSIDERS. As a result of the rules under Section 16(b) of the Exchange Act ("Section 16(b)"), and depending upon the particular exemption from the provisions of Section 16(b) utilized, officers of the Company and persons owning more than 10% of the outstanding shares of stock of the Company ("Insiders") may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Insiders should check with the General Counsel of the Company or their own tax advisers to ascertain the appropriate tax treatment for any particular Option.

NEW PLAN BENEFIT

                     NAME AND POSITION                        DOLLAR VALUE ($)    NUMBER OF UNITS
                     -----------------                        ----------------    ---------------
David A. Simon, President and Chief Executive Officer.......     N/A               300,000
John Elwood, Executive Vice President and Chief Financial
  Officer...................................................     N/A               240,000

     The grant of Options under the Amended Employee Plan is entirely within the discretion of the Committee. The Company cannot forecast the extent of Option grants that will be made in the future. Information with respect to compensation paid and other benefits, including Options, granted in respect of the 1997 fiscal year to the named executive officers is set forth in the Summary Compensation Table.

APPROVAL BY STOCKHOLDERS

     The effectiveness of the Amended Employee Plan and any Option granted thereunder is subject to approval by an affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Until such approval is obtained, the Amended Employee Plan and any Option granted thereunder shall not be effective. If the Amended Employee Plan is not approved, the Employee Plan will continue in operation and Options may continue to be granted thereunder.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN.

             ITEM 3. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1995
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On February 20, 1998, the Board of Directors amended the Prime Hospitality Corp. 1995 Non-Employee Director Stock Option Plan (the "Director Plan") (as amended, the "Amended Director Plan"), subject to stockholder approval, in order to (i) allow for the discretionary grants of options and (ii) modify the termination and amendment provisions.

     The Company is seeking stockholder approval of the Amended Director Plan in order to comply with the requirements of the New York Stock Exchange. The following summary of the Amended Director Plan is qualified in its entirety by express reference to the text of the Amended Director Plan as filed with the SEC. The Amended Director Plan provides for the award of NQSOs to members of the Board of Directors who are not employed by the Company or any of its subsidiaries ("Non-Employee Directors").

PURPOSE AND ELIGIBILITY

     The primary purpose of the Amended Director Plan is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons to serve as Non-Employee Directors and to demonstrate the Company's appreciation for their services to the Company. There are currently four persons eligible to participate in the Amended Director Plan.

ADMINISTRATION

     The Amended Director Plan is administered by the Compensation and Audit Committee of the Board of Directors (the "Director Committee"), which, subject to the provisions of the Amended Director Plan, has the power and authority to make discretionary grants of options under the Amended Director Plan, construe the Amended Director Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Amended Director Plan as may be determined by the Board of Directors. Prior to the amendment and restatement, the Director Plan provided only for formula grants and did not allow for discretionary grants of options.

SHARES SUBJECT TO AMENDED DIRECTOR PLAN

     The Director Plan allows for the grant of an aggregate of 400,000 shares of Common Stock, subject to equitable adjustment in the event of certain corporate transactions, as set forth below.

GRANT OF OPTIONS

     The Director Committee may make discretionary grants of Options to Non-Employee Directors at such times and with such terms as it determines. Unless otherwise determined by the Director Committee, each year, on the date of the Annual Meeting, each Non-Employee Director will be automatically granted, without further action by the Committee or the Board of Directors, an Option to purchase 10,000 shares of Common Stock. The exercise price for each automatic Option will be 100% of the fair market value of the Common Stock on the date of grant. All automatic Options granted will be fully vested and exercisable one year after the date of grant, and will expire ten years after the date of grant, or earlier if the Non-Employee Director ceases to be a member of the Board of Directors.

PAYMENT UPON EXERCISE

     Payment in full for the number of shares of Common Stock purchased pursuant to the exercise of any Option must be made to the Company at the time of such exercise. Payment for such shares must be made (as determined by the Director Committee) (i) in cash, (ii) by certified check or bank cashiers check, (iii) by delivery to the Company of shares of Common Stock, (iv) by irrevocable instructions to a broker to deliver to the Company an amount of sale or loan proceeds, or (v) any combination thereof.

ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

     If any change is made to the shares of Common Stock by reason of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, split-up, combination of shares, exchange of shares, or otherwise, appropriate adjustments will be made by the Director Committee to the number of shares of Common Stock available under the Amended Director Plan and number of shares and price per share of Common Stock subject to each outstanding Option. In the event the Company is reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company are sold, optionees will be entitled to receive upon exercise of their Options the same number and kind of shares, property, cash or otherwise as shareholders would be entitled to receive upon such transaction.

MARKET VALUE

     On April 3, 1998, the closing price for the Common Stock on the New York Stock exchange was $19.75.

TRANSFERABILITY OF OPTIONS

     No grant of Options, or any right or interest therein, is assignable or transferable except by will or the laws of descent and distribution and during the lifetime of an optionee, Options are exercisable only by the optionee or his legal representative.

TERMINATION OR AMENDMENT

     Under the Director Plan, the Board of Directors could terminate or amend the Director Plan at any time; provided that without shareholder approval, no such action could (i) increase the maximum number of shares for which Options may be granted under the Director Plan or increase the total number of shares for which an Option may be granted to any participating directors thereunder,
(ii) change the period during which any Option could be granted or remain outstanding or the date on which the Director Plan may terminate, (iii) change the class of persons eligible to receive Options, (iv) change the price at which Options are granted, or (v) materially increase benefits that accrue to optionees under the Director Plan. Under the Amended Director Plan, shareholder approval is needed only to increase the maximum number of shares for which Options may be granted. Amendments to the Director Plan could not be made more than once every six months other than to comply with changes in the Code. This requirement has been deleted from the Amended Director Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief discussion of the Federal income tax consequences of transactions under the Amended Director Plan based on the Code, as in effect as of the date of this summary. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

     Generally, with respect to Options granted under the Amended Director Plan:
(1) no income is realized by the Non-Employee Director at the time the Option is granted; (2) generally, at exercise, ordinary income is realized by the Non-Employee Director in an amount equal to the excess, if any, of the fair market value of the shares on such date over the exercise price, and the Company is generally entitled to a tax deduction in the same amount; and (3) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     As a result of the rules under Section 16(b), and depending upon the particular exemption from the provisions of Section 16(b) utilized, Non-Employee Directors may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Non-Employee Directors will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular Option. Non-Employee Directors should check with the General Counsel of the Company or their own tax advisers to ascertain the appropriate tax treatment for any particular Option.

NEW PLAN BENEFITS

                     NAME AND POSITION                        DOLLAR VALUE($)   NUMBER OF UNITS
                     -----------------                        ---------------   ---------------
Howard M. Lorber, Non-Employee Director.....................        N/A             45,000
Herbert Lust, II, Non-Employee Director.....................        N/A             45,000
Jack H. Nusbaum, Non-Employee Director......................        N/A             45,000
A.F. Petrocelli, Non-Employee Director......................        N/A             45,000

     On February 20, 1998, the Director Committee exercised its power under the Amended Director Plan to make discretionary grants of options and granted to each Non-Employee Director an option to purchase 45,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. This discretionary grant is in lieu of the annual formula grants otherwise scheduled to be made over the course of the next 3 years and is subject to shareholder approval of the Amended Director Plan.

APPROVAL BY STOCKHOLDERS

     The effectiveness of the Amended Director Plan and any Option granted thereunder is subject to approval by an affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Until such approval is obtained, the Amended Director Plan and any Option granted thereunder shall not be effective. In the event such approval is not obtained, Options will continue to be automatically granted in accordance with the terms of the Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                 ITEM 4. RATIFICATION OF SELECTION OF AUDITORS

     Upon the recommendation of the Compensation and Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent auditors, to serve as independent accountants for the Company.

Arthur Andersen LLP will audit the Company's consolidated financial statements for the fiscal year ending December 31, 1998; perform audit-related services; and act as consultants in connection with various accounting and financial reporting matters. Arthur Andersen LLP provided those services to the Company for the fiscal year ended December 31, 1997.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification at the Annual Meeting. If this selection is not ratified, the Board of Directors will reconsider its choice.

     Ratification of the selection of Arthur Andersen LLP requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting, and entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                             ITEM 5. OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the persons who were, at December 31, 1997, the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers"). The information shown reflects compensation for services in all capacities awarded to, earned by or paid to these persons for the years ending December 31, 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                  ANNUAL COMPENSATION            ------------
                                          ------------------------------------    SECURITIES
            NAME AND                                              OTHER ANNUAL    UNDERLYING     ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION
       ------------------          ----   ----------   --------   ------------   ------------   ------------
David A. Simon...................  1997   $  369,556   $359,540      $ -0-         100,000         $6,104(1)
  President and Chief              1996      353,816    243,253        -0-         100,000          3,236
  Executive Officer                1995      336,808    218,297        -0-         100,000          8,774
John M. Elwood...................  1997      303,290    280,000        -0-          80,000          2,720(2)
  Executive Vice President         1996      280,000    191,075        -0-          80,000          2,336
  and Chief Financial Officer      1995      272,982    184,305        -0-          80,000          5,642
Paul H. Hower....................  1997      221,541    100,000        -0-          35,000          5,542(3)
  Executive Vice President         1996      209,000     60,000        -0-          35,000          6,253
                                   1995      205,675     50,000        -0-          36,000          7,174
Denis W. Driscoll................  1997      186,412     40,000        -0-          21,000          1,888(4)
  Senior Vice President --         1996      177,870     24,000        -0-          17,500          1,365
  Human Resources                  1995      168,974     20,000        -0-          18,000          1,873
Joseph Bernadino.................  1997      160,664     50,000        -0-          21,000          1,888(5)
  Senior Vice President,           1996      143,864     36,000        -0-          17,500          1,226
  Secretary and General Counsel    1995      132,667     30,000        -0-          23,000          1,697

---------------
(1) Represents $174 for premiums of Company-provided life insurance, $1,600 related to 401k matching contributions and $4,330 in value of use of Company-provided car.

(2) Represents $102 for premiums for Company-provided life insurance, $1,600 related to 401k matching contributions and $1,018 in value of use of Company-provided car.

(3) Represents $702 for premiums for Company-provided life insurance, $1,600 related to 401k matching contributions and $3,240 in value of use of Company-provided car.

(4) Represents $288 for premiums for Company-provided life insurance and $1,600 related to 401k matching contributions.

(5) Represents $288 for premiums for Company-provided life insurance and $1,600 related to 401k matching contributions.

STOCK OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1997

     The following table sets forth information concerning individual grants of stock options made during the year ending December 31, 1997 to each of the named executive officers. The Company did not grant any stock appreciation rights during such period.

                                         INDIVIDUAL GRANTS
                          ------------------------------------------------         POTENTIAL REALIZED
                                       % OF TOTAL                                   VALUE AT ASSUMED
                          NUMBER OF     OPTIONS                                   ANNUAL RATES OF STOCK
                          SECURITIES   GRANTED TO                                PRICE APPRECIATION FOR
                          UNDERLYING   EMPLOYEES                                         OPTION
                           OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   -------------------------------
          NAME             GRANTED        YEAR        SHARE        DATE       0%         5%          10%
          ----            ----------   ----------   ---------   ----------   -----   ----------   ----------
David A. Simon..........   100,000(1)      7.4%      $18.375    8/01/2007    $ -0-    1,155,594    2,928,502
John M. Elwood..........    80,000(2)      5.9%      $ 17.88    5/15/2007    $ -0-      841,902    2,187,866
Paul H. Hower...........    35,000(3)      2.6%      $19.094    9/12/2007    $ -0-      420,277    1,065,065
Denis W. Driscoll.......    21,000(3)      1.5%      $19.094    9/12/2007    $ -0-      252,166      639,039
Joseph Bernadino........    21,000(3)      1.5%      $19.094    9/12/2007    $ -0-      252,166      639,039

---------------
(1) These stock options vest with respect to one third of the grant on each of August 1, 1998, 1999 and 2000 and will continue to be exercisable through July 31, 2007. These options become immediately exercisable upon a change in control of the Company.

(2) These stock options vest with respect to one third of the grant on each of May 15, 1998, 1999 and 2000 and will continue to be exercisable through May 14, 2007. These options become immediately exercisable upon a change in control of the Company.

(3) These stock options vest with respect to one third of the grant on each of September 12, 1998, 1999 and 2000 and will continue to be exercisable through September 11, 2007. These options become immediately exercisable upon a change in control of the Company.

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1997 AND YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              SHARES                       OPTIONS AT YEAR-END               AT YEAR-END
                            ACQUIRED ON     VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ----------   -----------   -------------   -----------   -------------
David A. Simon............    375,000     $6,742,950      99,999        200,001      $  762,491      $668,706
John M. Elwood............     -0-        $  -0-         182,499        172,501       2,279,375       895,646
Paul H. Hower.............     -0-        $  -0-          70,666         70,334         802,831       243,761
Denis W. Driscoll.........     -0-        $  -0-          33,833         38,667         378,415       125,490
Joseph Bernadino..........      8,000        108,000      29,166         40,334         280,578       142,576

EMPLOYMENT AGREEMENTS

  David A. Simon

     Mr. Simon and the Company executed an employment agreement dated August 1, 1995 (the "1995 Agreement.") The 1995 Agreement was terminated by Mr. Simon and the Company as of February 19, 1998 and a new agreement was executed on February 20, 1998 (the "1998 Agreement") providing for a term of three (3) years.

     The 1995 Agreement provided for an annual base salary of $350,000 with annual increases based on increases on Consumer Price Index, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in an amount not less than $1,000,000, an automobile and other customary welfare benefits, including medical and disability insurance. The agreement also provided that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the Company would pay

Mr. Simon the amount of such additional taxes plus such additional amount as would be reasonable to hold him harmless from the obligation to pay such taxes.

     The 1998 Agreement provides for an annual base salary of $400,000, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in an amount not less than $1,000,000, an automobile and other customary welfare benefits, including medical and disability insurance. The agreement also provides that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the Company will pay Mr. Simon the amount of such additional taxes plus such additional amount as will be reasonable to hold him harmless from the obligation to pay such taxes.

     Pursuant to the 1995 Agreement, Mr. Simon was granted stock options on August 1, 1995 to purchase 100,000 shares of Common Stock, on August 1, 1996 to purchase 100,000 shares of Common Stock, and on August 1, 1997 to purchase 100,000 shares of Common Stock. Such stock options are exercisable as to one-third of the grant on each of the first, second and third anniversaries of the option grant date, provided his employment has not been terminated by such date. Pursuant to the 1998 Agreement, on February 20, 1998 Mr. Simon was granted an option to purchase 300,000 shares of Common Stock, with an exercise price equal to the fair market value of the shares on such date. Such option is exercisable as to one-third of the grant on the first, second and third anniversaries of the option grant date, provided his employment has not been terminated by such date. This grant is subject to shareholder approval of certain amendments to the 1995 Employee Stock Option Plan. The fair market value of the Company's Common Stock on February 20, 1998 was $18.4375.

     The 1998 Agreement may be terminated by the Company at anytime, with or without cause. If the agreement is terminated by the Company prior to the expiration of the three-year term without cause, or if Mr. Simon resigns because of circumstances amounting to constructive termination of employment, severance would be paid in a single lump sum equal to one-year's base salary or, if greater, the base salary that would have been payable over the remainder of the term. All stock options would become fully vested. Any bonus awarded for the year of termination would not be prorated. If the agreement is terminated by the Company for cause (as such term is defined in the employment agreement), or if Mr. Simon resigns voluntarily under circumstances not amounting to a constructive termination of employment, no benefits are payable other than accrued but unpaid salary and any unpaid bonus earned prior to such termination or resignation.

  John M. Elwood

     Mr. Elwood and the Company executed an employment agreement dated May 15, 1995 (the "1995 Agreement.") The 1995 Agreement was terminated by Mr. Elwood and the Company as of February 19, 1998 and a new contract was executed on February 20, 1998 (the "1998 Agreement") providing for a term of three (3) years.

     The 1995 Agreement provided for an annual base salary of $280,000 with annual increases based on the increases in the consumer price index, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in the amount of $1,000,000, an automobile, and other customary welfare benefits, including medical and disability insurance. The agreement also provided that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the company would pay Mr. Elwood the amount of such additional taxes plus such additional amount as would be reasonable to hold him harmless from the obligation to pay such taxes.

     The 1998 Agreement provides for an annual base salary of $310,000, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in the amount of $1,000,000, an automobile, and other customary welfare benefits, including medical and disability insurance. The agreement also provides that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the company will pay Mr. Elwood the amount of such additional taxes plus such additional amount as will be reasonable to hold him harmless from the obligation to pay such taxes.

     Pursuant to the 1995 Agreement, Mr. Elwood was granted stock options on May 15, 1995 to purchase 80,000 shares of Common Stock, on May 15, 1996 to purchase 80,000 shares of Common Stock, and on May 15, 1997 to purchase 80,000 shares of Common Stock. Such stock options are exercisable as to one-third of the grant on each of the first, second and third anniversaries of the option grant date, provided his employment has not been terminated by such date. Pursuant to the 1998 Agreement, on February 20, 1998 Mr. Elwood was granted an option to purchase 240,000 shares of Common Stock with an exercise price equal to the fair market value of the shares on such date. Such option is exercisable as to one-third of the grant on the first, second and third anniversaries of the option grant date, provided his employment has not been terminated by such date. This grant is subject to shareholder approval of certain amendments to the 1995 Employee Stock Option Plan. The fair market value of the Company's Common Stock on February 20, 1998 was $18.4375.

     The 1998 Agreement may be terminated by the Company at anytime, with or without cause. If the agreement is terminated by the Company prior to the expiration of the three-year term without cause, or if Mr. Elwood resigns because of circumstances amounting to constructive termination of employment, severance would be paid in a single lump sum equal to one-year's base salary or, if greater, the base salary that would have been payable over the remainder of the term. All stock options would become fully vested. Any bonus awarded for the year of termination would not be prorated. If the agreement is terminated by the Company for cause (as such term is defined in the employment agreement), or if Mr. Elwood resigns voluntarily under circumstances not amounting to a constructive termination of employment, no benefits are payable other than accrued but unpaid salary and any unpaid bonus earned prior to such termination or resignation.

CHANGE IN CONTROL AGREEMENTS

     As of February 15, 1995, the Company executed change in control agreements with eight of the Company, including each named executive officers. These agreements provide that, if within two years of a change in control of the Company, the officer's employment with the Company is terminated by the Company without cause or if the officer resigns for good reason (as defined in the agreements), the Company will pay the officer two and one-half times the aggregate cash compensation earned by the officer during the fiscal year immediately preceding the termination of employment. Such payments are to be reduced, however, to the extent necessary to avoid characterization as "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code. In addition, any outstanding options to purchase shares of the Company held by the officer will vest and become exercisable as of the date of the change in control.

COMPENSATION AND AUDIT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     All members of the Compensation and Audit Committee are independent, non-employee Directors.

     Mr. Simon and the Company are parties to an employment agreement dated February 20, 1998, which provides for a term of three (3) years. The 1998 employment agreement provides for an annual base salary of $400,000, a discretionary annual bonus based on attainment of performance objectives set by the Board of Directors, a life insurance policy in an amount not less than $1,000,000, an automobile and other customary welfare benefits, including medical and disability insurance. The agreement also provides that, to the extent payments made by the Company for disability insurance, life insurance and the use of the automobile are subject to federal, state or local income taxes, the Company will pay Mr. Simon the amount of such additional taxes plus such additional amount as will be reasonable to hold him harmless from the obligation to pay such taxes. Pursuant to the 1998 employment agreement, on February 20, 1998 Mr. Simon was granted an option to purchase 300,000 shares of Common Stock. Such option is exercisable as to one-third of the grant on the first, second and third anniversaries of the option grant date, provided his employment has not been terminated by such date.

     In February 1998, Mr. Simon received a bonus based on the overall performance of the Company during fiscal year 1997. The Compensation and Audit Committee established Mr. Simon's bonus at 56.21% of 1.5% of the Company's pre-tax income for 1997 before extraordinary items, but not exceeding 50% of his total compensation. Mr. Simon received a bonus of $359,540.

     The Company's compensation policy is designed to help the Company achieve its business objectives by:

     - setting levels of compensation designed to attract and retain qualified executive in a highly competitive business environment;

     - providing incentive compensation that is directly linked with both the Company's financial performance and individual initiative and achievement contributing to such performance; and

     - linking compensation to elements which affect the Company's annual and long-term share performance.

     The Company intends to compensate executives and to grant stock options pursuant to stockholder approved employee stock option plans in order to provide executives with a competitive total compensation package and reward them for their contribution to the Company's annual and long-term share performance. The Compensation and Audit Committee based the compensation awarded to executive officers, other than the Chief Executive Officer, on the Company's overall performance during fiscal year 1997. As a part of the Company's policy to provide incentive compensation that is directly linked to long-term share performance, the Compensation and Audit Committee granted to its executive officers (other than Mr. Simon and Mr. Elwood) during fiscal year 1997 options to purchase an aggregate 352,000 shares of Common Stock pursuant to the Company's 1995 Employee Stock Option Plan.

POLICY REGARDING SECTION 162(m)

     Section 162(m) of the Internal Revenue Code imposes a one million dollar ceiling on tax-deductible remuneration paid to the five most highly compensated executive officers of a publicly-held corporation. The limitation does not apply to qualified "performance based" remuneration payable solely on account of the attainment of one or more performance goals approved by an independent compensation committee, nor to compensation attributable to certain options granted under shareholder-approved stock option plans. The 1995 Employee Stock Option Plan is structured to comply with this exception. Compensation paid to the executive officers for the Company's 1997 fiscal year was well below the deductibility limit.

                        COMPENSATION AND AUDIT COMMITTEE
                          HERBERT LUST, II (Chairman)
                                A. F. Petrocelli
                                Howard M. Lorber

     COMPENSATION AND AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Audit Committee for the fiscal year 1997 were Herbert Lust, II (Chairman), A. F. Petrocelli, Allen J. Ostroff and Howard M. Lorber. Mr. Petrocelli and Mr. Lorber have certain business relationships with the Company, which are described under the heading "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A. F. Petrocelli, a Director of the Company, is the Chairman of the Board and Chief Executive Officer of United Capital Corp., and Howard M. Lorber, a Director of the Company, is a Director of United Capital Corp. In March 1994, the Company entered into management agreements with the corporate owners of two hotels who are affiliates of United Capital Corp. The Company received $143,602 in management fees for the fiscal year ended 1997.

     During 1989, a partnership in which Peter E. Simon, father of David A. Simon, is a partner acquired an interest in three hotels from PMI. In partial payment PMI received non-recourse junior loans aggregating $21,590,000. As of December 31, 1997, the aggregate balance owed on these loans was $21,379,746. The interest rates on these loans ranged from 9 1/2% to 11% per annum. The Company has restructured these loans in order to obtain payment based upon the available cash flow of the hotels. During 1997, the Company recognized $797,549 of interest income related to these loans. The Company managed these three hotels for the partnership and received $589,204 in management fees for fiscal year 1997.

     During February 1990, this same partnership purchased from PMI a note owed by a third party in the original principal amount of $3,255,380. This partnership paid PMI $488,318 in cash and granted PMI an 85% note participation. In partial settlement of its claim on the note, the Company acquired a hotel located in Miami, Florida in which the partnership has a 15% interest. This property was sold on April 11, 1997 for the sum of $2,825,000 to a third party unrelated to the Company or the partnership.

     In December 1993, the Company entered into a management agreement with the corporate owner of a hotel in which Peter E. Simon is a stockholder. The Company received $52,000 in management fees for the fiscal year 1997.

     The Company has a note receivable from John H. Leavitt, Senior Vice President -- Sales and Marketing, with a balance of approximately $35,456 at December 31, 1997. The note bears interest at 8.5% and is due in 2011.

     The Company has retained Willkie Farr & Gallagher as its legal counsel involving certain matters during its last fiscal year and anticipates it will continue such relationship with the firm in this fiscal year. Mr. Nusbaum, a Director of the Company, is the Chairman of the firm.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership with the SEC, the New York Stock Exchange and the Company. Based solely upon its review of the copies of such forms received by it, the Company believes that, during fiscal year 1997, all filing requirements applicable to such persons were complied with.

PERFORMANCE GRAPH

     The SEC requires the Company to present a graph comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return (a) of a broad equity market index and (b) of a published industry index or peer group. The Common Stock began trading on the NYSE under the symbol "PDQ" on August 3, 1992. As a result, the following graph commences as of August 3, 1992. The graph compares the Common Stock with (a) the Dow Jones Equity Market Index and (b) the Dow Jones Lodging Index. Furthermore, the following graph assumes an investment of $100 on August 3, 1992 in each of the Common Stock, the stocks comprising the Dow Jones Equity Market Index and the Dow Jones Lodging Index.

            COMPARISON OF 1993 THROUGH 1997 CUMULATIVE TOTAL RETURN
   AMONG PRIME HOSPITALITY CORP., DOW JONES EQUITY MARKET INDEX AND DOW JONES
                                 LODGING INDEX

        MEASUREMENT PERIOD                                                   INDUSTRY GROUP
      (FISCAL YEAR COVERED)              COMPANY           STOCK INDEX            INDEX
1992                                       100                 100                 100
1993                                       267                 107                 163
1994                                       333                 105                 169
1995                                       444                 141                 208
1996                                       717                 170                 250
1997                                       906                 223                 346

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the year ended December 31, 1997, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement. The annual report is on file with the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and the New York Stock Exchange.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (excluding exhibits) is available without charge to any stockholder of the Company who requests a copy in writing. Requests for copies of the Report should be directed to the Secretary, Prime Hospitality Corp., 700 Route 46 East, Fairfield, New Jersey 07004.

                             STOCKHOLDER PROPOSALS

     It is presently anticipated that the 1999 Annual Meeting will be held on or about May 13, 1999. Proposals of stockholders submitted for consideration at the 1999 annual meeting of stockholders must be received by the Company not later than December 10, 1998 in order to be included in the Company's proxy statement for that meeting. A stockholder desiring to submit a proposal must be a record or beneficial owner of at least 1% of the outstanding shares or $1,000 in market value of shares entitled to be voted at the annual meeting and must have held such shares for at least one year. Further, the stockholder must continue to hold such shares through the date on which the meeting is held. Documentary support regarding the foregoing must be provided along with the proposal. There are additional requirements regarding proposals of the stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Exchange Act. In addition, the bylaws of the Company require, among other things, that notice of proposals of stockholders be delivered to or mailed and received at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five
(65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

                                          By Order of the Board of Directors,

                                    /s/ Joseph Bernadino

                                          JOSEPH BERNADINO
                                          Secretary

                            PRIME HOSPITALITY CORP.
                        1995 EMPLOYEE STOCK OPTION PLAN
                 (AMENDED AND RESTATED AS OF FEBRUARY 20, 1998)

1.  PURPOSES.

     The 1995 Employee Stock Option Plan (the "Plan") is intended to attract and retain the best available personnel for positions with substantial responsibilities with Prime Hospitality Corp. (the "Company") or any of its subsidiary corporations, and to provide an additional incentive to such employees to exert their maximum efforts toward the success of the Company and its subsidiary corporations through the granting of certain options ("Options") to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Shares"). Under the Plan, Options may be granted which are qualified as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or Options which are not so qualified ("Non-ISOs").

2.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members, which shall consist of at least two members thereof, each of whom is both a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Code. The Committee may exercise the power and authority vested in the Board under the Plan. Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to take the following actions under the Plan:

          (i) to determine the individuals to whom, and the time or times at which, Options shall be granted, and the number of Common Shares to be subject to each Option, and whether such Options shall be ISOs or Non-ISOs;

          (ii) to interpret the Plan;

          (iii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (iv) to determine the terms and provisions of the respective stock option agreements granting Options (which need not be identical); and

          (v) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its discretion, shall deem relevant. An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee." The Committee's determinations on the matters referred to in this paragraph shall be conclusive. Any determination by a majority of the members of the Committee shall be deemed to have been made by the whole Committee.

3.  SHARES SUBJECT TO THE PLAN.

     The total number of Common Shares which shall be subject to Options granted under the Plan shall be 5,095,000 in the aggregate, subject to adjustment as provided in Paragraph 7. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or cancelled Option shall again be available for the grant of Options under the Plan.

4.  ELIGIBILITY.

     (a) Options may be granted only to key employees and officers of the Company or of a "subsidiary corporation", as determined by the Committee. For purposes of the Plan, "subsidiary corporation" shall mean a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

     (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant Options otherwise than under the Plan for proper corporate purposes.

     (c) Nothing contained in the Plan shall be construed to limit the right of the Committee to grant additional Options from time to time to the Optionee holding Options, and Options may be granted from time to time to one or more employees who have not previously been granted Options.

     (d) Notwithstanding anything to the contrary herein, no person may be granted Options to purchase more than 300,000 Common Shares in any one calendar year.

5.  TERMS OF OPTIONS.

     The terms of each Option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

          (a) The purchase price of the Common Shares subject to each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted, but shall not be less than the "Fair Market Value" (as defined herein) of the Common Shares on the date of grant.

          (b) The dates on which each Option (or portion thereof) shall be exercisable shall be fixed by the Committee, in its discretion, at the time such Option is granted.

          (c) The expiration of each Option shall be fixed by the Committee, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant and each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof or as determined by the Committee, in its discretion, at the date such Option is granted.

          (d) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Administrator, 1995 Employee Stock Option Plan) of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Committee) (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by promissory note issued by the Optionee in favor of the Company in an amount equal to such purchase price and payable on terms prescribed by the Committee and which provides for the payment of interest at a fair market rate, as determined by the Committee, (iv) by delivery of Common Shares to the Company having an aggregate Fair Market Value equal to said purchase price, (v) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate purchase price of the Common Shares as to which such exercise relates and to sell the Common Shares to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining Common Shares to the Optionee, or (vi) by any combination of the methods of payment described in
     (i) through (v) above; provided, however, that the Company shall have the right to deduct from the Common Shares to be delivered upon exercise a number of Common Shares, valued at Fair Market Value on the date of payment, in an amount necessary to satisfy all Federal, state or local taxes as required by law to be withheld with respect to such Options, or, the Optionee or other person receiving such Common Shares may be required to pay to the Company, prior to delivery of such Common Shares, the amount of any such taxes which the Company is required to withhold, if any, with respect to such Common Shares.

          (e) An Optionee shall not have any of the rights of a shareholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

          (f) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

          (g) For purposes of the Plan, the "Fair Market Value" of a share shall be deemed to be the mean between the highest and lowest sale prices of the Common Shares reported on the New York Stock Exchange on the date immediately preceding, (i) with respect to the grant of an Option, the date of grant, and (ii) with respect to the exercise of an Option, the date of exercise, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.

          (h) The Committee may, in its discretion, accelerate the vesting and exercisability of Options previously granted under the Plan, or provide for accelerated vesting and exercisability of such Options upon the occurrence of such events as it may deem appropriate.

6.  TERMINATION OF OPTION RIGHTS

     (a) If the employment of an Optionee with the Company or any of its subsidiary corporations shall be terminated voluntarily by the employee, or by the Company or a subsidiary corporation for cause, and immediately after such termination such Optionee shall not then be employed by the Company or any of its subsidiary corporations, as the case may be, any Option or Options granted to such Optionee to the extent not theretofore exercised shall expire forthwith.

     (b) If such employment of an Optionee with the Company shall terminate other than (i) by reason of death, (ii) voluntarily by the employee, or (iii) by the Company or a subsidiary corporation for cause, and immediately after such termination such Optionee shall not then be employed by the Company or any of its subsidiary corporations, as the case may be, any Option or Options granted to such Optionee may be exercised at any time within three months after such termination, subject to the provisions of subparagraph (d) of this Paragraph 6. For the purposes of the Plan, the retirement of an Optionee either pursuant to a pension or retirement plan adopted by the Company or a subsidiary corporation, as the case may be, on the normal retirement date prescribed from time to time by the Company or such subsidiary corporation, and the termination of employment as a result of a disability (as defined in Section 22(e)(3) of the Code) shall be deemed to be a termination of such Optionee's employment other than voluntarily by the Optionee or for cause.

     (c) If an Optionee dies (i) while employed by the Company or a subsidiary corporation or (ii) within three months after the termination of his employment other than (A) a voluntary termination by the Optionee, or (B) a termination by the Company or a subsidiary corporation for cause, any Option or Options granted to such Optionee may be exercised at any time within six months after such Optionee's death, subject to the provisions of subparagraph (d) of this Paragraph 6.

     (d) An Option may not be exercised pursuant to this Paragraph 6 except to the extent that the Optionee was entitled to exercise the Option at the time of termination of employment or death, and in any event may not be exercised after the expiration of ten (10) years from the date the Option was granted.

     (e) For purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the United States or any state government) shall be considered as remaining in the employ of the Company or of a subsidiary corporation for 90 days or such longer period as shall be determined by the Committee.

     (f) Notwithstanding the limitations of Paragraphs 6(a), 6(b), and 6(c)(ii), the Committee, in its sole discretion, may consent to an Optionee's exercise within three months after the Optionee's voluntary termination of any Option granted to the Optionee, if the Committee determines that it is in the interests of the Company to permit such exercise, subject, nevertheless, to the limitations of Paragraph 6(d).

7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     (a) In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan, the number of shares and price per share subject to outstanding Options and the maximum number of shares available for grant to any Optionee in any one year. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option.

     (b) Any adjustment under this Paragraph 7 in the number of Common Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

8.  FURTHER CONDITIONS OF EXERCISE.

     (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and a prospectus meeting the requirements of
Section 10(a)(3) of the Securities Act has been distributed to Optionholders, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

     (b) Anything in subparagraph (a) of this Paragraph 9 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

9.  TERMINATION AND AMENDMENT OF PLAN.

     The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by a majority of the Common Shares present in person or by proxy and entitled to vote thereon:

          (a) increase the maximum number of shares for which Options may be granted under the Plan or the number of shares for which an Option may be granted to any Optionee hereunder;

          (b) change the period during which any Options may be granted or remain outstanding or the date on which the Plan shall terminate;

          (c) change the designation of the class of persons eligible to receive Options;

          (d) change the price at which Options are granted; or

          (e) materially increase benefits accruing to Optionees under the Plan.

10.  SPECIAL PROVISIONS APPLICABLE TO ISOS.

     The following special provisions shall be applicable to ISOs granted under the Plan.

          (a) No ISOs shall be granted under the Plan after ten (10) years from the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the Company's shareholders.

          (b) ISOs may not be granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any of its subsidiary corporations, or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

          (c) If the aggregate Fair Market Value of the Common Shares with respect to which ISOs are exercisable for the first time by any Optionee during a calendar year (under all plans of the Company and its parent corporations and subsidiary corporations) exceeds $100,000, such ISOs shall be treated, to the extent of such excess, as Non-ISOs. For purposes of the preceding sentence, the Fair market Value of the Common Shares shall be determined at the time the ISOs covering such shares were granted.

11.  NOT A CONTRACT OF EMPLOYMENT.

     Nothing contained in the Plan or in any stock option agreement executed pursuant hereto shall be deemed to confer upon Optionee any right to remain in the employ of the Company or any subsidiary corporation.

12.  APPROVAL OF SHAREHOLDERS.

     The effectiveness of the Plan and any grants made hereunder shall be subject to approval of the Plan by the affirmative vote of a majority of Common Shares present in person or by proxy and entitled to vote thereon.

                            PRIME HOSPITALITY CORP.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                 (AMENDED AND RESTATED AS OF FEBRUARY 20, 1998)

1.  PURPOSES.

     The 1995 Non-Employee Director Stock Option Plan (the "Plan") is intended to promote the interests of Prime Hospitality Corp. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors (the "Board") and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors. These purposes shall be achieved by the granting of options ("Options") to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Shares"). Under the Plan no Options may be granted which are qualified as incentive stock options.

2.  ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Audit and Compensation Committee of the Board (the "Committee"). The Committee shall, subject to the provisions of the Plan, have the power to make discretionary grants of Options to members of the Board who are not employees of the Company ("Non-Employee Directors") in addition to or in lieu of the automatic grants set forth in Section 5(b) hereof, to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as may be determined by the Board.

3.  SHARES SUBJECT TO THE PLAN.

     The total number of Common Shares which shall be subject to Options granted under the Plan shall be 400,000 in the aggregate, subject to adjustment as provided in Paragraph 7. The Company shall at all times while the Plan is in force reserve such number of Common Shares as will be sufficient to satisfy the requirements of outstanding Options. The Common Shares to be issued upon exercise of Options shall be authorized and unissued or reacquired Common Shares. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

4.  ELIGIBILITY.

     (a) Options may be granted pursuant to the Plan only to non-employee members of the Board.

     (b) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for proper corporate purposes.

     (c) An individual to whom an Option has been granted under the Plan is referred to herein as an "Optionee".

5.  TERMS OF OPTION.

     Unless otherwise determined by the Committee, the following shall apply to Options granted under the Plan:

          (a) The purchase price of the Common Shares covered by an Option granted pursuant to the Plan shall be 100% of the Fair Market Value of such shares on the day the Option is granted. The Option price will be subject to adjustment in accordance with the provisions of Section 7 hereof. For purposes of the Plan, the "Fair Market Value" of a share shall be deemed to be the mean between the highest and lowest sale prices of the Common Shares reported on the New York Stock Exchange on the date immediately preceding,
     (i) with respect to the grant of an Option, the date of grant and (ii) with respect to an exercise of an Option, the date of exercise, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported.

          (b) Each year, on the date of the Company's Annual Meeting of Stockholders, each member of the Board (who is a director subsequent to any election of Directors occurring at the meeting) who is a Non-Employee Director shall be automatically granted on such date without further action by the Board an Option to purchase 10,000 Common Shares.

          (c) The Options granted under the Plan shall be fully vested and exercisable one year after the date of grant and shall expire on the date which is ten (10) years after the date of grant of the Options. The Plan shall terminate when all Options granted hereunder have terminated.

          (d) Options shall be exercised by the delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: General Counsel) of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (as determined by the Committee)
     (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of Common Shares having an aggregate Fair Market Value equal to such purchase price, which shares shall have been held by the Optionee for at least six months, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Shares to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining Common Shares to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.

          (e) An Optionee shall not have any of the rights of a shareholder with respect to the Common Shares subject to his Option until such shares are issued to him upon the exercise of his Option as provided herein.

          (f) No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

6.  TERMINATION OF OPTION RIGHTS.

     (a) In the event an Optionee ceases to be a member of the Board for any reason other than death or disability, any then unexercised Options granted to such Optionee may be exercised, to the extent exercisable on the date of such cessation, within a period of thirty (30) days following such time the Optionee so ceases to be a member of the Board, but in no event later than the expiration of the Option.

     (b) In the event that an Optionee ceases to be a member of the Board by reason of his or her disability or death, any Option granted to such Optionee may be exercised (by the Optionee's personal representative, heir or legatee, in the event of death), to the extent exercisable on the date of such cessation, during the period ending one hundred eighty (180) days after the date the Optionee so ceases to be a member of the Board, but in no event later than the expiration date of the Option.

7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     (a) In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of issuance of the stock under such corporate event be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the occurrence of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option.

     (b) Any adjustment under this Paragraph 7 in the number of Common Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

8.  FURTHER CONDITIONS OF EXERCISE.

     (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and a prospectus meeting the requirements of
Section 10(a)(3) of the Securities Act has been distributed to Optionees, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are being acquired for investment only and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

     (b) Anything in subparagraph (a) of this Paragraph 8 to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

9.  TERMINATION AND AMENDMENT OF PLAN.

     The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by a majority of the Common Shares present in person or by proxy and entitled to vote thereon increase the maximum number of shares for which Options may be granted under the Plan. Termination or any modification or amendment of the Plan shall not, without consent of an Optionee, affect his rights under an Option previously granted to him.

10.  CHANGE IN CONTROL.

     In the event of a Change in Control, as defined below, all outstanding Options issued under the Plan shall become immediately vested and exercisable notwithstanding any vesting schedule previously applicable to such Options. A "Change in Control" of the Company shall be deemed to occur if and when:

          (a) more than 30% of the Company's outstanding securities entitled to vote in elections of directors (the "Voting Securities") are acquired by any person, entity or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934); provided, however that, notwithstanding the prior clause of this Section 10(a), unless the Board, within thirty (30) days of such event, determines otherwise, a Change in Control shall be considered to occur if and when more than 20% of the Voting Securities are acquired by any such person, entity or group; or

          (b) the Board determines, by a vote of a majority of its entire membership, that a tender offer statement filed by any person, entity or group (as so defined) with the Securities and Exchange Commission indicates an intention on the part of such person, entity or group to acquire control of the Company; or

          (c) the Company's shareholders approve the sale of (or agreement to sell or grant of a right or option to purchase as to) all or substantially all of the assets of the Company, to any person, entity or group (as so defined) unless such sale or other transaction shall have been affirmatively recommended to the Company's shareholders by not less than two-thirds of the Board; or

          (d) during any period of two consecutive years, the individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, on the recommendation of, or with the approval of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 1(b)(iv); or

          (e) such other events as the Board may designate.

11.  APPROVAL OF STOCKHOLDERS.

     The effectiveness of the Plan and any grants made hereunder shall be subject to approval of the Plan by the affirmative vote of a majority of Common Shares present in person or by proxy and entitled to vote thereon.

                            PRIME HOSPITALITY CORP.

             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING MAY 13, 1998

    The undersigned hereby constitutes and appoints David A. Simon, John M. Elwood and Joseph Bernadino, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Prime Hospitality Corp. to be held at the Crowne Plaza, 650 Terrace Avenue, Hasbrouck Heights, New Jersey 07604, on Wednesday, May 13, 1998, at 10:00 a.m., and any adjournments thereof, on all matters coming before said meeting.

    DIRECTORS RECOMMEND A VOTE "FOR" ELECTION OF BOTH NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4.

1. ELECTION OF TWO CLASS III DIRECTORS.

    FOR nominees listed below [ ]               [ ] WITHHOLD authority to vote
                                                    for nominees.

    HOWARD M. LORBER AND A.F. PETROCELLI

    FOR except vote withheld from the following nominee _______________  .

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1995 EMPLOYEE STOCK OPTION PLAN.

        [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

        [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE BOARD OF DIRECTORS' SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANT OF THE COMPANY.

        [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN


                  (continued, and to be signed, on other side)

                          (continued from other side)

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy cannot vote your shares unless you sign and return this card in the enclosed postage prepaid envelope.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES, AND FOR ITEMS 2, 3 AND 4.
                                                Dated:                   , 1998
                                                      -------------------


                                                --------------------------------
                                                           SIGNATURE


                                                --------------------------------
                                                   SIGNATURE IF HELD JOINTLY

                                                NOTE: Please sign exactly as
                                                name appears hereon. Joint
                                                owners should each sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.

                                                The signer hereby revokes all
                                                proxies heretofore given by the
                                                signer to vote at said meeting
                                                or any adjournments thereof.

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD PROMPTLY,
                                                USING THE ENCLOSED ENVELOPE.